GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 29, 2003:

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

Fund                                           Shareholder



GMO Value Fund                                  Nabank & Co

GMO Short-Duration Investment Fund              Bost & Co A/C NYXF1049822 (Verizon-STIF)


GMO U.S. Sector Fund                            The Board of Trustees of the University of Illinois

GMO International Bond Fund                     Saturn & Co A/C 4600712 c/o Investors Bank & Trust Company
                                                TR - FBO The John Hancock Mutual Life Insurance Company Pension Plan

GMO International Bond Fund                     Bost & Co A/C NYXF1049812 (Verizon-IBF)

GMO Global Hedged Equity Fund                   Evergreen Asset Allocation Fund

GMO Domestic Bond Fund                          Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund     Municipal Fire & Police Retirement System of Iowa
GMO Currency Hedged International Bond Fund     GMO World Equity Allocation Fund

GMO Currency Hedged International Equity Fund   Evergreen Asset Allocation Fund

GMO Global Bond Fund                            Fresno County Employees' Retirement Association
GMO Global Bond Fund                            General Retirement System of The City Detroit

GMO Global Ballanced Asset Allocation Fund      The Ministers and Missionaries Benefit Board of American Baptist Churches

GMO Global (U.S.+) Equity Allocation Fund       "Bost & Co, Yale Trusts"

GMO Core Plus Bond Fund                         Bost & Co A/C NYXF174740 (Verizon-Core Plus)

GMO Asia Fund                                   Princeton University TR

GMO Intrinsic Value Fund                        Princeton University TR
GMO Intrinsic Value Fund                        Corning Retirement Master Trust

GMO Emerging Country Debt Share Fund            Sprint Corporate Master Trust

GMO Foreign Small Companies                     Virginia Retiremant System

GMO International Disciplined Equity Fund       Mac & Co A/C KREF0756022 Kresge Foundation
GMO International Disciplined Equity Fund       Northern Trust Company as Custodian FB The Nathan Cummings Foundation

GMO International Disciplined Equity Fund       Mac & Co A/CKREF0756022 Kresge Foundation
GMO International Disciplined Equity Fund       Northern Trust Company as Custodian FB Nathan Cummings Foundation GMO Lntl

GMO Benchmark-Free Asset Allocation             The Ministers and Missionaries Benefit Board of American Baptist Churches

GMO Taiwan Fund                                 Pension Reserves Investment Trust
GMO Taiwan Fund                                 Teachers Retirement System of The State of Illinois


The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2003 through August 29, 2003:

Fund                                            Shareholder

GMO Value Fund                                  Leland Stanford Junior University II
GMO International Intrinsic Value Fund          State Street Bank as Trustee for the Electronic Data Systems Corporation
GMO Small Cap Value Fund                        Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO U.S. Sector Fund                            Wadsworth Atheneum Museum of Art
GMO U.S. Sector Fund                            Catholic Diocese of Kansas City-St
GMO Small Cap Growth Fund                       Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO Global Hedged Equity Fund                   GMO World Equity Allocation Fund
GMO Domestic Bond Fund                          GMO World Equity Allocation Fund
GMO Currency Hedged International Equity Fund   GMO World Equity Allocation Fund
GMO International Small Companies Fund          Yale University
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